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                     DOMESTIC COLLECTION DATE FACTORING AGREEMENT

This Domestic Collection Date Factoring Agreement (this "Agreement"), dated and effective as of the Effective Date, is entered into between HELLER FINANCIAL, INC. ("Heller"), with offices at 505 N. Brand Blvd., Glendale, CA 91203, Telecopy No: (818) 246-6380, and A.G.S. STATIONERY, INC. ("Client"), whose address is 3820 South Hill Street, Los Angeles, CA 90037, Telecopy No. (213) 234-9598, and will constitute the terms upon which Heller will act as the sole factor of Client. Capitalized terms used herein will have the meanings assigned to such terms in Section 12 of this Agreement.

SECTION 1. SALE, PURCHASE AND APPROVAL OF ACCOUNTS

1.1. Client hereby agrees to sell, assign and transfer to Heller, and Heller hereby agrees to purchase all of Client's Accounts, with full power to Heller to collect and otherwise deal with such Accounts as the sole and exclusive owner thereof. Heller will purchase an Account on the shortest selling terms for the Purchase Price thereof upon receipt by Heller of (a) the invoice copy evidencing such Account or (b) information acceptable to Heller concerning such Account if such Account has been transmitted by Client to Heller through Transmission.

1.2.   (a)    Client will submit for Heller's credit approval the credit requirements of Client's customers, a description of Client's normal selling terms and such other information as Heller requests concerning Client's customers. Heller may, in Heller's sole credit judgment, establish credit lines for sales to Client's customers on Client's normal selling terms or on other selling terms approved by Heller by Written Notice. Client may also submit for Heller's credit approval specific orders from Client's customers and Heller may, in Heller's sole credit judgment, approve such orders on a single order credit approval basis. All of Heller's credit approvals will be by written Notice and/or Transmission to Client. All sales to a customer within the credit line established for such customer on Client's normal selling terms or within the single order credit approvals given by Heller for orders from such customer will be Approved Accounts provided that Delivery is completed while the credit line or single order credit approval remains in effect.

       (b) Heller may amend or withdraw a credit line or single order credit approval at any time prior to Delivery by notifying Client verbally and/or by Written Notice or Transmission. A single order credit approval will be automatically withdrawn: (i) in the event Delivery is not made on or prior to the expiration date indicated on the single order credit confirmation form Heller sends to Client by Written Notice or Transmission; or (ii) in the event any change is made in any of the terms of the Account without Heller's prior approval by Written Notice or Transmission.

       (c) Heller will have no liability to Client or to any customer for Heller's refusal to credit approve an Account or Heller's withdrawal or amendment of a credit approval.

1.3. Heller will assume the Credit Risk on all Approved Accounts. Heller will have full recourse to Client for all Non-Approved Accounts.


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1.4.   If at any time a customer becomes the subject of an insolvency proceeding or otherwise becomes financially unable to pay Accounts, then in the event that monies were at any time owing by such customer for both Approved Accounts and Non-Approved Accounts, any amount when paid by or credited to the customer may be deemed applied as follows:

       (a) If Heller issued single order approvals, all amounts paid by or credited to the customer may be deemed applied first to Approved Accounts.

       (b) If Heller established a credit line for such customer and if the credit line was in force at the time amounts were paid by or credited to the customer, such amounts may be deemed applied first to Non-Approved Accounts in their order of maturity. When the credit line is canceled, thereafter any amount paid or credited may be deemed applied first to Approved Accounts.

1.5. If a bankruptcy or insolvency proceeding is instituted by or against a customer and if Heller agrees by Written Notice to Client to make a claim in such proceeding for Non-Approved Accounts, all amounts distributed to Heller in such proceeding may be shared pro rata between Approved Accounts and Non-Approved Accounts.

SECTION 2.  ADVANCES, PAYMENT FOR ACCOUNTS, COMMISSIONS, FEES AND LEDGER DEBT

2.1. Subject to the terms and conditions of this Agreement, Heller may, upon Client's request, and in Heller's sole discretion, make advances to Client or for Client's account against the Purchase Price of Accounts in amounts, in Heller's sole discretion, of up to seventy percent (70%) of the Purchase Price of such Accounts. Notwithstanding the foregoing, if at any time the aggregate Net Amount of Accounts arising from sales to a single customer exceeds an amount equal to thirty percent (30%) of the total Net Amount of all Accounts from all customers outstanding at such time, Heller will not make any advances on any such Accounts in excess of said amount.

2.2. As payment for an Account, (a) the Purchase Price of such Account, not to exceed the Collected Amount of such Account, less advances, interest and any other amounts due Heller will be credited to Client's account on the Collection Date for such Account and (b) if the Account is an Approved Account which remains partially or fully unpaid solely as a result of the financial inability of the customer thereon to pay such Approved Account and if such Account is not subject to a Dispute, the Purchase Price of such Approved Account less any Collected Amounts previously credited to Client's account with respect to such Approved Account and less advances, interest and any other amounts due Heller will be credited to Client's account on the Approved Payment Date for such Approved Account.

2.3. At the time Heller purchases an Account, Heller will charge Client's account with a factoring commission of one and one-half percent (1.50%) of the Net Amount of the Account. On Accounts bearing payment terms in excess of sixty (60) days, the factoring commission will be increased by one quarter of one percent (0.25%) for each thirty (30) days or part thereof that the stated terms exceed sixty (60) days.


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2.4.   Heller will charge Client's account Heller's standard wire transfer fee on all wire transfers, and Client will reimburse Heller for exchanges on checks, charges for returned items and all other bank charges. Client will also pay Heller, and Heller may charge Client's account with, all data transmission telephone charges relating to Transmissions. Client agrees to bear the cost of all filing fees, filing taxes, search reports, legal fees and other charges incurred by Heller in the perfection, protection, preservation and enforcement of Heller's rights in any collateral in which Client has granted Heller a security interest. Client also agrees to promptly pay all fees, costs and expenses (including, without limitation, attorneys fees and allocated costs of internal counsel) incurred by Heller in connection with the creation, or administration of this Agreement or any related instruments, documents or agreements, including the negotiation and documentation of any waivers, forbearances, amendments or other modifications relating to this Agreement or any such related agreements, and all fees, costs and expenses will be part of the Obligations, will be payable on demand and will be secured by any collateral in which Client has granted Heller a security interest. Heller may also, at Heller's option, charge Client's account for all amounts owing by Client to Heller under this Agreement and for all other Obligations.

SECTION 3.  INTEREST AND COLLECTION CLEARANCE CHARGE

3.1. Client will pay Heller interest on the Daily Balance. Interest will be calculated daily at a rate per annum equal to two and one-half percent (2.50%) plus the Base Rate (the "Interest Rate") and will be charged to Client's account monthly at the end of each month. The Interest Rate will also be chargee to Client on all other Obligations, except those specifying a different rate, from the date incurred through the date paid. Any publicly announced decrease or increase in the Base Rate will result in an adjustment to the Interest Rate on the next Business Day. After the occurrence of an Event of Default and for so long as such Events of Default continues, all the Obligations will, at Heller's option, bear interest at a rate per annum equal to three percent (3.0%) plus the Interest Rate. Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. In no event will the total amount of interest received by Heller pursuant to the terms of this Agreement exceed the maximum rate permitted by applicable law and in the event excess interest is determined by a court of competent jurisdiction to have been paid by Client to Heller, such excess interest will be applied as a credit against the outstanding Obligations and Client will not have any action against Heller for any damages arising out of the payment or collection of such excess interest.

3.2. If funds remain with Heller past the Collection Date or Approved Payment Date, as applicable, and there are no outstanding Obligations ("matured funds"), Heller will credit Client's account with interest on such matured funds at the rate per annum equal to the Base Rate minus three percent (3.0%). Any change in the Base Rate will result in an adjustment in the matured funds rate on the next Business Day.

3.3. If an Account or any payment is charged back to Client after the Collection Date or Approved Payment Date, as applicable, Client will pay Heller interest at the Interest Rate on the Net Amount of such Account or on such payment from such date to the charge back date.


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3.4.   To allow for collection clearance on all checks and other payments remitted by Client's customers, Client will, in addition to interest, pay Heller each month a collection clearance charge based on four (4) calendar days. Heller will charge Client's account at the end of each month for the collection clearance charge.

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1. Client represents, warrants and covenants as to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named customer for goods actually sold and delivered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to any of Client's subsidiaries, affiliates, directors, officers, agents, stockholders, or employees, or a consignment, guarantied sale, or bill and hold transaction, or a cash on delivery sale; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Client is the lawful owner of the Account and has the right to sell and assign the same to Heller; the Account is free of all security interests, liens and encumbrances (including tax liens) other than those in favor of Heller, and the Account is due and payable in accordance with its terms.

4.2. Client will not grant or suffer to exist in favor of any party other than Heller any lien upon or security interest in Client's inventory.

4.3. Client is a solvent corporation, duly incorporated and in good standing under the laws of the State of California and qualified in all States where such qualification is required; the execution, delivery and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, Client's corporate charter or by-laws or any agreement or order by which Client is bound; Client is not, to the best of Client's knowledge, in violation of any law, ordinance, rule regulation, order or other requirement of any government or any instrumentality or agency thereof.

4.4. Client will not change Client's corporate name or the location of Client's office or open any new offices without giving Heller at least thirty (30) days prior Written Notice. At the present time, Client carries on business only at the above address and the addresses set forth below.

         NONE.

4.5. All books and records pertaining to the Accounts or to any inventory owned by Client will be maintained solely and exclusively at the above address or the addresses listed in Section 4.4 hereof and no such books and records will be moved or transferred without giving Heller thirty
       (30) days prior Written Notice.

4.6. After Heller's request, Client will hold all returned, replevied or reclaimed goods relating to accounts coming into Client's possession in trust for Heller and all such goods will be segregated and identified as held in trust for Heller's benefit and Client


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       will, at Heller's request, and at Client's expense, deliver such goods to such place or places as Heller may designate.

4.7. The trade names or styles set forth below are the only trade names or styles under which Client transacts business or has transacted business during the last five (5) years; Accounts sold to Heller hereunder and represented by invoices bearing such trade names or styles are wholly owned by Client; the undertakings, representations and warranties made in connection therewith will be identical to and of the same force and effect as those made with respect to invoices bearing Client's corporate name; Client's use of any trade names or styles is in compliance with all laws regarding the use of such trade names or styles. Client will give Heller thirty (30) days prior Written Notice of the change of any trade name or style or Client's use of any new trade name or style.

         GUESS ? STATIONERY

       Client hereby assigns, transfers, and conveys to Heller, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all trade names and trade styles owned or used by Client together with any goodwill associated therewith, all to the extent necessary to enable Heller to realize on any assets of Client in which Client has granted Heller a security interest. Such right and license is granted free of charge without requirement that any monetary payment whatsoever be made to Client or any third party by Heller.

4.8. Discounts, credits and allowances on Accounts may be issued, granted or allowed by Client to customers and returns may be accepted by Client until Heller notifies Client to the contrary by Written Notice or Transmission. Such discounts, credits or allowances once issued may be claimed only by the customer. Client will issue and assign to Heller all full credit memos relating to credits on Accounts and any other credit memos Heller requests relating to credits on Accounts immediately upon Heller's request but in no event more than two (2) weeks from the date on which such credits are granted to the customers.

4.9. To the best of Client's knowledge, there are no judgments outstanding against or affecting Client, its officers, directors or affiliates or any of Client's property and there are no actions, charges, claims, demands, suits, proceedings, or governmental investigations now pending or threatened against Client or any of Client's property.

4.10. Client agrees that no provision in this Agreement and no course of dealing between the parties shall be deemed to create any fiduciary duty by Heller to Client. Client agrees that neither Heller nor any of Heller's affiliates, officers, directors, shareholders, employees, attorneys, or agents shall have any liability with respect to, and Client hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental; or consequential damages suffered or incurred by Client in connection with, arising out of, or in any way related to this Agreement or any of the transactions contemplated by this Agreement. Client hereby waives, releases, and agrees not to sue Heller or any of Heller's affiliates, officers, directors, shareholders employees, attorneys, or agents for punitive damages in respect of any claim in


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       connection with, arising out of, or in any way related to this Agreement or any of the transactions contemplated by this Agreement.

4.11. Client agrees to give Heller prompt notice of the termination of, or the occurrence of any default under, that certain Manufacturing License Agreement between Guess ?, Inc. and Client dated March 1, 1996, as amended from time to time.

SECTION 5.  DISPUTES, CHARGEBACKS AND RESERVES

5.1. With respect to any Account, upon the occurrence of a breach of any of the representations or warranties contained in Section 4.1, or upon the assertion by a customer of a Dispute, such Account may, at Heller's option, be charged back to Client. In the event Client does not, within fifteen (15) days of Heller's request, deliver to Heller a copy of the invoice and such other information as Heller requests relating to an Account with respect to which information was transmitted to Heller through Transmission, Heller will have the right to charge back such Account to Client.

5.2. Client will notify Heller immediately by Written Notice in the event that a customer alleges any Dispute, or returns or desires to return any goods purchased from Client relating to an Account. Heller may but is not obligated to settle, compromise, adjust or litigate all such Disputes or returns upon such terms as Heller deems advisable. If an unadjusted Dispute delays the payment of any Approved Account when due, Heller will have the right to charge back to Client that Account.

5.3. If Heller notifies Client verbally and/or by Written Notice or Transmission that a customer which only accepts invoices for payment-from Client through Transmission is requesting that Client review its invoice data for correctness and re-transmit invoices by Transmission and if after thirty (30) days from the date of such Notice such invoices remain unposted to such customer's records, Heller will place the Accounts evidenced by such invoices on Dispute.

5.4. Heller may, at Heller's option, charge back to Client all amounts owing on Non-Approved Accounts which are not paid when due.

5.5. Client will pay Heller, or Heller may charge Client's account with, the amount of any payment which Heller receives with respect to a Non-Approved Account if such payment is subsequently disgorged by Heller, whether as a result of any proceeding in bankruptcy or otherwise.

5.6. Client shall purchase promptly all Accounts charged back by Heller, provided, however, that until payment by Client to Heller of all monies due with respect to such charged back Account, title thereto shall remain with Heller. At such time as Client shall pay to Heller all monies due with respect to such charged back account, title shall pass to Client subject, however, to Heller's security interest therein. Client agrees to indemnify and save Heller harmless from and against any and all loss, costs and expenses caused by or arising out of disputed Accounts, including, but not limited to, collection expenses and attorney's fees incurred with respect thereto.


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5.7.   Heller may maintain such reserves as Heller, in Heller's sole discretion, deems advisable as security for the payment and performance of the Obligations, including, without limitation, reserves for the amount of any Account which is subject to a Dispute.

SECTION 6.  ADMINISTRATION

6.1. Client will, from time to time, (i) execute and deliver to Heller confirmatory schedules of Accounts assigned to Heller (each an "Assignment Schedule"), together with one copy of each invoice, acceptable evidence of shipment and such other documentation and proofs of delivery as Heller may require or (ii) transmit to Heller by Transmission information concerning Accounts and, upon Heller's request, deliver to Heller copies of invoices, acceptable evidence of shipment and such other documentation and proofs of delivery as Heller may require relating to Accounts so transmitted. Client will not deliver Assignment Schedule in connection with Transmissions, but Client acknowledges and agrees that every invoice transmitted to Heller by Transmission will be deemed to have been sent pursuant to the terms and conditions of Assignment Schedules. Each invoice relating to an Account and all copies thereof will bear a notice, in form satisfactory to Heller, that the Account has been sold and assigned to and is payable only to Heller. Client agrees that Client will not change such notice on invoices and will not direct its customers to pay Client or any third party amounts due under invoices. Client agrees to prepare and mail all invoices relating to Accounts, but Heller may do so at Heller's option. Client agrees to execute and deliver to Heller such further instruments of assignment, financing statements and instruments of further assurance as Heller may reasonably require. Client authorizes Heller to execute on Client's behalf and file such UCC financing statements as Heller may deem necessary in order to perfect and maintain the security interests granted by Client in accordance with this Agreement. Client further agrees that Heller may file this Agreement or a copy thereof as such UCC financing statement.

6.2. On any day when Client desires to have advances made in accordance with subsection 2.1 Client shall give Heller telephone notice of the requested advance by 12:00 p.m. Los Angeles time. Heller shall not incur any liability to Client for acting upon any telephonic notice that Heller believes in good faith to have been given by a duly authorized officer or other person authorized to request advances on Client's behalf or for otherwise acting in good faith under this subsection.

6.3. If any remittances are made directly to Client or Client's employees or agents, Client will act as trustee of an express trust for Hellers benefit, hold the same as Heller's property and deliver the same to Heller forthwith in kind. Heller and/or such designee as Heller may from time to time appoint are hereby appointed Client's attorney-in-fact to endorse Client's name on any and all checks or other forms of remittances received by Heller where such endorsement is required to effect collection and to transmit notices to customers, in Client's or Heller's name, that amounts owing by them have been assigned and are payable directly to Heller; this power, being coupled with an interest, is irrevocable.


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6.4.   Client shall permit Heller and any authorized representatives designated by Heller to visit and inspect any of the properties of Client, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances, and business with its officers at such times during normal business hours and as often as Heller requests. Heller may, at any time after the occurrence of an Event of Default, remove from Client's premises all such records, files and books relating to Accounts.

6.5. If Heller determines that the credit standing of a customer has deteriorated after Heller has assumed the Credit Risk on an Account, Client will, at Heller's request, exercise such rights as Client may have to reclaim or stop the goods in transit, and Client hereby grants to Heller the right to take such steps in Client's or Heller's name.

6.6. Heller will render a monthly statement of account to Client within twenty (20) days after the end of each month. Such statement of account will constitute an account stated unless Client makes objection thereto by Written Notice within thirty (30) days from the date such statement is rendered to Client.

6.7. Client will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Client will promptly furnish Heller with such statements prepared by or for Client showing Client's financial condition and the results of Client's operations as Heller requests verbally or by Written Notice, including without limitation: (i) as soon as available but not later than sixty (60) days after the end of each of Client's fiscal years and sixty (60) days after the end of the second quarter of each of Client's fiscal years, Client's balance sheet, income statement and the related statement of cash flows for and as at the end of, the portion of Client's fiscal year then elapsed and a statement of stockholder's equity for such period, reviewed by Client's independent certified public accountants and certified by Client to be prepared in accordance with generally accepted accounting principles and to fairly present Client's financial position and results of operations for such period; and (ii) as soon as available but not later than sixty (60) days after the end of the first and third quarters of each of Client's fiscal years, Client's balance sheet, income statement and the related statement of cash flows for and as at the end of, the portion of Client's fiscal year then elapsed and a statement of stockholder's equity for such period, compiled by Client's independent certified public accountants and certified by Client to fairly present Client's financial position and results of operations for such period. Client authorizes Heller to communicate directly with Client's independent certified public accountants and authorizes such accountants to discuss Client's financial condition and financial statements directly with Heller.

6.8. Client authorizes Heller to disclose such information as Heller deems appropriate to persons making credit inquiries about Client.

SECTION 7.  COLLATERAL SECURITY

    As collateral security for all Obligations, Client hereby assigns and grants to Heller a continuing security interest in all of the following property, whether now owned by Client


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       or hereafter acquired by Client or arising in Client's favor: (i)
       Accounts; (ii) general intangibles; (iii) monies,securities and other property now or hereafter held or received by, or in transit to Heller from or for Client, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Client's deposits and credit balances in Heller's possession; (iv) books, records and other property at any time evidencing or relating to any of the foregoing property; and (v) proceeds of any of the foregoing property including, without limitation, the proceeds of any insurance policies covering any of the foregoing property. Recourse to the collateral security herein provided will not be required, and Client will at all times remain liable for the payment and performance of the Obligations upon demand by Heller.

SECTION 8.  EVENTS OF DEFAULT

       The occurrence of any of the following acts or events will constitute an Event of Default: (a) if Client fails to make payment of any of the Obligations when due; (b) if Client fails to make any remittance required by this Agreement; (c) if Client commits any breach of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement, or of any present or future supplement or amendment hereto or of any other agreement between Heller and Client;
       (d) if Client becomes insolvent or unable to meet Client's debts as they mature; (e) if Client fails to pay when due any material obligations or liabilities owing by Client to any person or entity (including without limitation, any United States and state taxes); (f) if Client delivers to Heller a false financial statement or if any representation, warranty, certification, or other statement made by Client to Heller is false in any material respect when made; (g) if Client calls, or has called by a third party, a meeting of creditors; (h) if any bankruptcy proceeding, insolvency arrangement or similar proceeding is commenced by or against Client; (i) if Client suspends or discontinues doing business for any reason; (j) if a receiver or trustee of any kind is appointed for Client or any of Client's property; (k) if any guarantor of Client's Obligations dies or becomes insolvent or has commenced by or against such guarantor any bankruptcy proceeding, insolvency arrangement or similar proceeding; (l) if any guaranty of Client's Obligations is terminated; (m) if any change of ownership occurs with respect to more than forty (40%) percent of Client's capital stock; (n) if a notice of lien, money judgment, levy, assessment, seizure or writ, or warrant of attachment is entered or filed against Client or with respect to the Accounts or any other collateral in which Client has granted Heller a security interest; (o) if Client sells, leases, transfers or otherwise disposes of all or substantially all of Client's property or assets, or consolidates with or merges into or with any corporation or entity; (p) if there is a termination of, or the occurrence of an event of default under, that certain factoring agreement between Heller and Pacific Trim & Belt, Inc., dated January 7, 1988, or that certain factoring agreement between Heller and Tag-It, Inc., dated June 24, 1991, or if an event of default occurs under that certain factoring agreement between Heller and Western Findings, Inc. dated May 7, 1996; or (q) if any default or termination occurs under that certain Manufacturing License Agreement between Guess ?, Inc. and Client dated March 1, 1996.

       Upon the occurrence and during the continuance of an Event of Default, Heller will have the right to terminate this Agreement and all other arrangements existing between Heller forthwith and without notice, and the Obligations will mature and become immediately due

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       and payable and Heller will have the right to withhold any further payments to Client until all Obligations have been paid in full. In addition Heller will have all of the rights of a secured party under the UCC, including, without limitation, the right to take possession of any collateral in which Heller has a security interest and to dispose of same at public or private sale and Client will be liable for any deficiency. Heller will not be required to proceed against any collateral but may proceed against Client directly.

       If either party to this Agreement shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment. For the purposes of this section, attorney fees shall include, without limitation, fees incurred in the following:
       (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

SECTION 9.  TERM AND TERMINATION

       This Agreement will continue in force and effect until terminated by either party hereto giving the other party not less than sixty (60) days prior Written Notice thereof; PROVIDED HOWEVER, that Client will not terminate this Agreement so long as Client is indebted or obligated to Heller in connection with any other agreements between Heller and Client.

       Notwithstanding any such Written Notice of termination, Client's and Heller's respective rights and obligations arising out of transactions having their inception prior to the date of termination of this Agreement will not be affected by the termination of this Agreement and all terms, provisions and conditions hereof, including but not limited to, the security interests thereinabove granted to Heller (including Accounts arising, acquired or created after the date of termination of this Agreement), will continue in full force and effect until all Obligations have been paid in full. All of the representations, warranties, indemnities and covenants made by Client herein will survive the termination of this Agreement.

SECTION 10.  MODIFICATIONS, WAIVERS, NOTICES AND MISCELLANEOUS PROVISIONS

       This Agreement may not be changed or terminated orally; it constitutes the entire agreement between Client and Heller and will be binding upon Client's and Heller's respective successors and assigns, but may not be assigned by Client without Heller's prior written consent. No delay or failure on Heller's part in exercising any right, privilege, or option hereunder will operate as a waiver thereof or of any other right, privilege or option. No waiver whatsoever will be valid unless in a Written Notice, signed by Heller, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions will not be affected, but will remain in full force and effect.

       Any Written Notice to be given under this Agreement will be in writing addressed to the respective party as set forth in the heading to this Agreement and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Los Angeles time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

         Heller conducts business under California personal property broker license number 983 6725 and under California commercial finance lender license number 943 2108.

SECTION 11.  GOVERNING LAW, VENUE AND WAIVER OF JURY

       THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES. CLIENT HEREBY CONSENTS CALIFORNIA. IF CLIENT PRESENTLY IS, OR IN THE FUTURE BECOMES, A NON-RESIDENT OF THE STATE OF CALIFORNIA, CLIENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO CLIENT, AT CLIENT'S ADDRESS APPEARING IN HELLER'S RECORDS AS SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

       WAIVER OF JURY TRIAL. CLIENT AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY DEALINGS BETWEEN CLIENT AND HELLER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. CLIENT AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF CLIENT AND HELLER HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF CLIENT AND HELLER WILL CONTINUE TO RELY ON THE WAIVER IN THE RELATED FUTURE DEALINGS BETWEEN CLIENT AND HELLER. CLIENT AND HELLER FURTHER WARRANT AND REPRESENT THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 12.  DEFINITIONS

       "Accounts" -- All presently existing or outstanding and all hereafter created or acquired accounts (as that term is defined in the UCC), contract rights, documents, notes, drafts, instruments and other forms of obligations owed to or owned by Client arising or resulting from the sale of goods or the rendering of services by Client, all general intangibles relating hereto, all proceeds thereof, all guaranties and security herefor, and all goods and rights represented hereby or arising herefrom, including, but no limited to, returned, reclaimed and repossessed goods and the rights of stoppage in transit, replevin and reclamation.

       "Approved Account" -- An Account with respect to which Heller has issued a credit approval which has not subsequently been withdrawn.

       "Approval Payment Date" -- the date which is one hundred twenty (120) days after the due date for payment of an Approved Account.

       "Base Rate" -- The rate of interest publicly announced from time to time by Bank of America National Trust and Saving Association.

       "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania, or California or is a day on which banking institutions located in any such state are closed.

       "Collection Amount" -- The amount received by Heller from a customer in payment of an Account up to the Net Amount of such Account.

       "Collection Date" -- The date on which Heller receives payment of an Account.

       "Credit Risk" -- The risk that a customer will be financially unable to pay an Account at maturity, provided that the merchandise has been received or services rendered and accepted by the customer without Dispute.

       "Daily Balance" -- The outstanding balance of all advances made by Heller to Client or for Client's account in accordance with subsection
       2.1 hereof less all amount credited to Client's account in accordance with subsection 2.2. hereof.

       "Delivery" -- The delivery of goods or performance of services in accordance with the terms agreed to in writing between Client and a customer, provided that if no such terms are specified in writing, delivery shall mean delivery of goods or performance of services at the customer's place of business.

       "Dispute" -- A dispute or claim, bona fide or otherwise, as to price, terms, quantity, quality, Delivery, or any cause or defense to payment of an Account whatsoever other than financial inability of a customer to pay the Account.

       "Effective Date" -- The date set forth below Heller's signature hereto.

       "GAAP" - Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified

       Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

       "Heller Clients" -- Any persons, corporations, partnerships, companies, associations or entities (other than Client) which have entered into factoring, inter-credit or financing agreements with any of Heller's offices.

       "Ledger Debt" -- Indebtedness owing by Client to Heller as a result of Heller's purchases of invoices evidencing sales to Client by Heller Clients.

       "Net Amount" -- The gross amount of an Account less the discount offered by Client and taken by Heller at the time Heller purchases such Account.

       "Non-Approved Account" -- An Account with respect to which Heller has not issued a credit approval or has subsequently withdrawn a credit approval.

       "Obligations" -- All loans, advances, debts, liabilities, obligations, covenants and duties owing by Client to Heller, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether under this Agreement, that certain International Factoring Agreement between Heller and Client dated as of the Effective Date, or any other agreement between Heller and Client, including, without limitation, Ledger Debt and indebtedness arising under any guaranty made by Client for Heller's benefit or issued by Heller on Client's behalf, including, without limitation, those certain Guaranties dated as of the Effective Dated executed by Client with respect to obligations owing to Heller by (i) Pacific Trim & Belt, Inc.; (ii) Tag-It, Inc.; and (iii) Western Findings, Inc.

       "Purchase Price" -- An amount equal to the Net Amount of an Account, less factoring commissions, credits (including, without limitation, merchandise returns and credit memos), charge backs, allowances, and all other charges provided hereunder.

       "Transmission" -- Transmission through Heller's proprietary system or through Electronic Data Interchange.

       "UCC" -- The Uniform Commercial Code as in effect on the date hereof in the State of California, as amended from time to time, and any successor statute.

       "Written Notice" - Notice given in writing in accordance with Section 10 of this Agreement.

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the Effective Date.

HELLER FINANCIAL INC.             A.G.S. STATIONERY, INC.


By:                                    By:
   ----------------------------           ------------------------------------

Title:                                 Title:
      ------------------------               ---------------------------------

Effective Date:  July __, 1996

                          INTERNATIONAL FACTORING AGREEMENT
                                  (Collection Date)


This International Factoring Agreement (this "Agreement"), dated and effective as of the Effective Date, is entered into between HELLER FINANCIAL, INC. ("Heller"), with offices at 505 N. Brand Blvd., Glendale, CA 91203, Telecopy No:
(818) 246-6380, and A.G.S. STATIONERY, INC. ("Client"), whose address is 3820 South Hill Street, Los Angeles, CA 90037, Telecopy No. (213) 234-9598 and will constitute the terms upon which Heller will act as the sole factor of Client's Export Accounts. Capitalized terms used herein will have the meanings assigned to such terms in Section 12 of this Agreement.

SECTION 1.  SALE AND APPROVAL OF ACCOUNTS

1.1. Client hereby agrees to sell, assign and transfer to Heller and Heller hereby purchases from Client all of Client's now outstanding and hereafter created or acquired Export Accounts (other than Export Accounts for which Client has received collateral to secure the payment of same) with full power to collect and otherwise deal therewith as the sole and exclusive owner thereof.

1.2. (a) Client will submit for Heller's credit approval the Buyers' credit requirements, a description of Client's normal selling terms and such other information as Heller may request concerning any Buyer. Heller may, in its sole credit judgment, establish credit lines for sales to Buyers on Client's normal selling terms. Client may also submit for credit approval specific orders from Buyers and Heller may, in its sole credit judgment, approve such orders on a single order approval basis. All of Heller's credit approvals will be in writing. All sales to Buyers within established credit lines and all sales to Buyers pursuant to orders approved on a single order approval basis will be Approved Accounts provided that Delivery is completed while the credit line or single order approval remains in effect. Notwithstanding any provisions herein to the contrary, sales to Korean Customers shall be on sixty (60) day selling terms only and no invoice evidencing sales by Client to a Korean Customer shall exceed U.S. $50,000. All sales to Korean Customers on terms in excess of sixty (60) days and all invoices in excess of U.S. $50,000 evidencing sales to Korean Customers shall be Non-Approved Accounts.

       (b) Heller reserves the right to amend or withdraw a credit line at any time by advice to Client, which advice will be promptly confirmed in writing by Heller at its option.

       (c) Heller may withdraw a single order credit approval by notifying Client verbally and/or in writing at any time prior to Delivery. A single order credit approval will be automatically withdrawn: (i) in the event Delivery is not made on or prior to the expiration date indicated on the written single order credit confirmation form Heller sends to Client; or (ii) in the event any change is made in the payment terms or delivery date of the Export Account. Credit approvals will be withdrawn automatically with respect to any Export Account for which Client fails to assign such

       Export Account to Heller within fifteen (15) days of shipment of the goods (but in no event later than 15 days prior to the due date of such Export Account).

       (d) Heller shall have no liability to Client or to any Export Customer for Heller's refusal to credit approve an Export Account or Heller's withdrawal or amendment of a credit approval.

1.3. Heller will assume the Credit Risk on all Approved Accounts; PROVIDED, HOWEVER, that Client shall assume the risk of loss prior to acceptance of the goods by the Buyer or where nonpayment of the Export Accounts results from any Dispute, acts of God, war, civil strife, currency restrictions, or foreign political impediments.

1.4. If at any time a Buyer becomes the subject of an insolvency proceeding or otherwise becomes financially unable to pay Export Accounts, then in the event that monies were, at any time, owing by a Buyer for both Approved Accounts and Non-Approved Accounts, any amount when paid by or credited to the Buyer may be deemed applied as follows:

       (a) if Heller issued single order approvals, all payments paid by or credited to the Buyer may be deemed applied first to Approved Accounts;

       (b) if Heller established a credit line for such Buyer and if the credit line was in force at the time amounts were paid by or credited to the Buyer, Export Accounts (or parts thereof) in excess of such line may be deemed to succeed amounts within the line which are paid by or credited to the Buyer. The succession of Export Accounts (or parts thereof) will take place in the order of maturity and will be limited to amounts then so paid or credited. The right of succession ceases when the line is canceled and thereafter any amount paid or credited may be deemed applied by Heller in satisfaction of Approved Accounts in priority to Non-Approved Accounts;

       (c) if a bankruptcy or insolvency proceeding has been instituted by or against the Buyer and if Heller agrees to make a claim in such proceeding for Non-Approved Accounts, all amounts distributed to Heller may be shared pro-rata between Approved and Non-Approved Accounts.

SECTION 2.  PAYMENT, FEES, COSTS AND EXPENSES

2.1. Heller will purchase each Export Account on the shortest selling terms, at its option, and will pay Client as the purchase price the net amount thereof calculated by deducting from the gross amount of each Export Account the discount, if any, Heller's factoring commission and all credits, including, without limitation, merchandise returns, allowances, and chargebacks and all other charges provided for hereunder.

2.2. As payment for an Export Account, (a) the Collected Amount of such Export Account less advances, interest and any other amounts due Heller will be credited to Client's account on the Collection Date for such Account and (b) if the Export Account is an Approved Account which remains partially or fully unpaid solely as a result of the financial inability of the customer thereon to pay such Approved Account and if such Export Account is not subject to a Dispute, the purchase price of such approved Account less any Collected Amounts previously credited to Client's account with respect to such Approved Account and less advances, interest and any other amounts due Heller will be credited to Client's account on the Approved Payment Date for such Approved Account.

2.3. At the time Heller purchases each approved Account, or thereafter, Heller may, at Client's request, and in Heller's sole discretion, advance to Client up to seventy percent (70%) of the purchase price of such Approved Account; PROVIDED, HOWEVER that if at any time the aggregate Net Amount of Approved Accounts arising from sales to a single Buyer exceeds an amount equal to thirty percent (30%) of the sum of (a) the total Net Amount of all Export Accounts from all Buyers outstanding at such time plus (b) the total net amount of all "Accounts" from all sales to customers outstanding at such time under that certain Domestic Collection Date Factoring Agreement dated as of the Effective Date, by and between Client and Heller, as amended from time to time, then Heller shall not make any advances on any such Approved Accounts in excess of said amount.

2.4. At the time Heller purchases each Export Account, Heller will charge Client's account a factoring commission equal to two and one-half percent (2.50%) of the Net Amount of each Export Account. Heller will charge Client for all of Heller's out-of-pocket expenses related to credit reports, import handling fees and credit analysis/inquiry fees charged by any Import Factor whether or not credit approval is granted.

2.5. Heller will charge Client's account Heller's standard wire transfer fee on all wire transfers, and Client will reimburse Heller for exchanges on checks (including bank wire transfer charges), charges for returned items and all other bank charges, including, without limitation, currency exchange costs, and for all taxes and governmental charges imposed, paid or payable in respect to sales or merchandise. Heller may also, at its option, charge Client's account for all amounts owing by Client to Heller under this Agreement and for all other Obligations.

2.6. All payments required to be made by either party under this Agreement shall be made in United States Dollars. All sales to Buyers shall be payable only in United States Dollars. In the event that any Buyer pays an Export Account purchased by Heller in currency other than United States Dollars, the difference, if any, between the United States Dollar amount due on such Export Account at the time of invoicing and the amount in United States Dollar received by Heller from the exchange of such foreign currency into the United States Dollars shall be Client's responsibility and shall be paid by Client to Heller. Client agrees to pay any costs or expenses incurred by Heller in connection with such exchange, or, at Client's option, Heller may charge Client's account for same.

2.7. Client agrees to indemnify and save and hold Heller, its agents and assignees harmless for any losses, costs, expenses or liability, including duties, forwarder's fees, storage, sales or excise taxes or other expenses, wire fees imposed by the Import Factor or its transferring bank, transportation, freight, brokerage charges, cartage, cables, warehousing, collection expenses and attorneys' fees, caused by or arising out of or incurred in connection with (a) the export of merchandise sold by Client to its Buyers; (b) Disputed Export Accounts; or (c) the collection of Non-Approved Accounts by an Import Factor (provided, however, that Heller shall seek Client's consent before an Import Factor incurs any external costs and/or expenses relating to the collection of Non-Approved Accounts). Client further agrees to immediately repay Heller for any such sums incurred in connection with the foregoing and Heller may charge Client's account for all such sums. These indemnities shall survive the termination of this Agreement.

2.8. Client agrees to bear the cost of all filing fees, filing taxes, search reports, legal fees and other charges incurred by Heller in the perfection, protection and preservation of the rights and collateral security herein granted to Heller. Client also agrees to promptly pay all fees, costs and expenses (including, without limitation, attorneys fees and allocated costs of internal counsel) incurred in connection with the creation and administration of this Agreement or any related instruments, documents and agreements, including the negotiation and documentation of any waivers, forbearances, amendments or other modifications relating to this Agreement or any such related agreements and all such fees, costs and expenses shall be part of the Obligations, shall be payable on demand and shall be secured by any collateral in which Client has granted Heller a security interest under this Agreement or any related agreements.

SECTION 3.  INTEREST

3.1. Client will pay Heller interest on the Daily Balance. Interest will be calculated daily at a rate per annum equal to two and one-half percent (2.50%) plus the Base Rate (the "Interest Rate") and will be charged to Client's account monthly at the end of each month. The Interest Rate will also be charged to Client on all other Obligations, except those specifying a different rate, from the date incurred through the date paid. Any publicly announced decrease or increase in the Base Rate will result in an adjustment to the Interest Rate on the next Business Day. After the occurrence of an Event of Default and for so long as such Event of Default continues, all the Obligations will, at Heller's option, bear interest at a rate per annum equal to three percent (3.0%) plus the Interest Rate. Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. In no event will the total amount of interest received by Heller pursuant to the terms of his Agreement exceed the maximum rate permitted by applicable law and in the event excess interest is determined by a court of competent jurisdiction to have been paid by Client to Heller, such excess interest will be applied as a credit against the outstanding Obligations and Client will not have any action against Heller for any damages arising out of the payment or collection of such excess interest.

3.2. If funds remain with Heller past the Collection Date or Approved Payment Date, as applicable and there are no outstanding Obligations ("matured-funds"), Heller will pay Client interest on such matured funds at the rate per annum equal to the Base Rate minus three percent (3.0%). Any change in the Base Rate shall result in an adjustment in the matured funds rate on the next Business Day.

3.3. To allow for collection clearance on all checks and other payments remitted by Buyers, Client will pay a collection clearance charge computed as follows: (a) total cash collections for the month, multiplied by (b) four (4) days, multiplied by (c) the Interest Rate, divided by (d) 360 days. Heller will charge Client's account at the end of each month for the collection clearance charge.

3.4. If an Approved Account is charged back after the Collection Date Client shall pay interest at the Interest Rate on the Net Amount from such date to the chargeback date.

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1. Client represents, warrants and covenants as to each Export Account sold and assigned hereunder that, at the time of its creation the Export Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named Buyer for goods actually sold and delivered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Export Account; the Export Account does not represent a sale to a parent, subsidiary or affiliate; the Export Account does not represent a consignment, a guarantied sale or a bill and hold transaction or a cash on delivery sale; no agreement exists permitting any deduction or discount against the Export Account (other than the discount stated on the invoice); Client owns the Export Account and has the right to sell and assign the same to Heller and the Import Factor; the Export Account is free of all security interests, liens and encumbrances (including tax liens) other than those in Heller's favor; the currency of payment of each Export Account shall be U.S. Dollars; and the Export Account is due and payable in accordance with its terms.

4.2. Client will not grant or suffer to exist in favor of any party other than Heller, any lien upon or security interest in the Client's inventory.

4.3. Client is a solvent corporation; duly incorporated and in good standing under the laws of the State of California and qualified in all States where such qualification is required; the execution, delivery and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, Client's corporate charter or bylaws or any agreement or order by which Client is bound; Client is not, to the best of Client's knowledge, in violation of any law, ordinance, rule, regulation, order or other requirement of any government or any instrumentality or agency thereof.

4.4. Client will not change its corporate name or the location of its office or open any new offices without at least thirty (30) days prior written notice to Heller. At the present time, Client carries on business only at the above address and the addresses set forth below.

         NONE

4.5. All books and records pertaining to Export Accounts or to any inventory owned by Client will be maintained solely and exclusively at the above address or the addresses listed in subpart 4.4 above and no such books and records shall be moved or transferred without at least thirty (30) days prior written notice to Heller. Upon Heller's request, Client will hold all returned, replevied or reclaimed goods relating to Export Accounts coming into Client's possession in trust for Heller and all such goods shall be segregated and identified as held in trust for Heller's benefit and Client agrees to deliver such goods to such place or places as Heller may designate at Heller's request and at Client's expense.

4.6. Upon Heller's request, Client will hold all returned, replevied or reclaimed goods relating to Export Accounts coming into Client's possession in trust for Heller and all such goods shall be segregated and identified as held in trust for Heller's benefit and Client agrees to deliver such goods to such place or places as Heller may designate at Heller's request and at Client's expense.

4.7. The trade names or styles set forth below are the only trade names or styles under which Client transacts business or has transacted business under the last five (5) years; Export Accounts sold hereunder and represented by invoices bearing such trade names or styles are wholly owned by Client; the undertakings, representations and warranties made in connection therewith shall be identical to and of the same force and effect as those made with respect to invoices bearing Client's corporate name; Client's use of any trade names or styles is in compliance with all laws regarding the use of such trade names or styles. Client agrees to give thirty (30) days prior written notice of the change of any trade name or style or its use of any new trade name or style.

         GUESS ? STATIONERY

4.8. No discounts, credits or allowances will be issued, granted or allowed by Client to Buyers and no returns will be accepted without Heller's prior written consent; provided, however, that with respect to Export Accounts that have not been assigned to an Import Factor, until notified to the contrary, Client may presume Heller's consent. Discounts, credits or allowances once issued may be claimed only by the Buyer.

4.9. Client will maintain, as the insured party, all insurance necessary to cover the risk of loss of or damage to goods shipped by Client until Heller's or any Import Factor's interests therein are terminated (including, without limitation, marine, war or other hazards of transit, loss, damage, fire, theft and all other risks, in such amounts and with such companies as are acceptable to Heller and the Import Factor). Such policies shall provide that loss thereunder shall be payable to Heller and the Import Factor as their interests may appear, and Heller and the Import Factor may apply the proceeds of such insurance to the Obligations, whether or not due, in such order of application as Heller and the Import Factor may determine. Such policies or certificates shall immediately be deposited with Heller and the Import Factor.

4.10. So long as any credit approval to any particular Buyer remains outstanding, all sales to such Buyer will be assigned to Heller.

4.11. To the best of Client's knowledge, there are no judgments outstanding against or affecting Client, its officers, directors or affiliates or any of Client's property and there are no actions, charges, claims, demands, suits, proceedings, or governmental investigations now pending or threatened against Client or any of Client's property.

4.12. Client agrees that no provision in this Agreement and no course of dealing between the parties shall be deemed to create any fiduciary duty by Heller to Client. Client agrees that neither Heller nor any of Heller's affiliates, officers, directors, shareholders employees, attorneys, or agents shall have any liability with respect to, and Client hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Client in connection with, arising out of, or in any way related to this Agreement or any of the transactions contemplated by this Agreement. Client hereby waives, releases, and agrees not to sue Heller or any of Heller's affiliates, officers, directors, shareholders, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to this Agreement or any of the transactions contemplated by this Agreement.

4.13. Client acknowledges and agrees that Heller is relying on all of the foregoing representations, warranties and covenants in Section 4 in entering into its agreements with all Import Factors for the factoring of Export Accounts.

4.14. Client agrees to give Heller prompt notice of the termination of, or the occurrence of any default under, that certain Manufacturing License Agreement between Guess ?, Inc. and Client dated March 1, 1996, as amended from time to time.

SECTION 5.  DISPUTES, CHARGEBACKS AND RESERVES

5.1. With respect to any Export Account, upon the occurrence of a breach of any of the representations or warranties contained in Section 4, or upon the assertion by a Buyer of a Dispute (a) such Export Account, if it is an Approved Account will automatically become a Non-Approved Export Account and (b) such Export Account may at Heller's option, be charged back to Client. In the event that Heller has remitted the purchase price of an Export Account that is subsequently the subject of a Dispute by a Buyer, then Client shall promptly repay Heller the amount of such remittance less all amounts not disputed by the Buyer. This provision will survive any termination of this Agreement.

5.2. Client will notify Heller immediately in the event that a Buyer alleges any Dispute, or returns or desires to return any goods purchased. Heller may, but is not obligated to settle, compromise, adjust or litigate all such Disputes or returns upon such terms as it deems advisable. If an unadjusted Dispute delays the payment of any Approved Account when due, Heller shall have the right to charge back that Approved Account.


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

5.3. Heller may, at its option, charge back all amounts owing on Non-Approved Accounts which are not paid when due.

5.4. Heller will have the right to charge back to Client any payment received with respect to a Non-Approved Account if such payment is subsequently disgorged by Heller, whether as a result of any proceeding in bankruptcy or otherwise.

5.5. Heller may maintain such reserves as it, in its sole discretion, deems advisable as security for the payment and performance of the Obligations.

SECTION 6.  ADMINISTRATION

6.1. Client agrees to execute and deliver to Heller and/or the Import Factor assignment schedules of Export Accounts sold to Heller, in the form prescribed by Heller or the Import Factor, together with one copy of each invoice and/or bill (or in the case of Mexico; an original invoice) and, within seven (7) days of any request by Heller or any Import Factor, acceptable evidence of shipment and such other documentation and proofs of delivery as Heller may require. Each invoice and/or bill to a Buyer and all copies thereof shall bear the appropriate assignment notices in the forms provided to Client from time to time. Client agrees to prepare and mail all invoices, but Heller or the Import Factor may do so if required. Client agrees to execute and deliver such further instruments of assignment, financing statements and instruments of further assurance as reasonably required. Client authorizes Heller to execute on Client's behalf and file such UCC financing statements as Heller deems necessary in order to perfect and maintain the security interests granted by Client in accordance with this Agreement and any other agreement between Heller and Client, and Client further agrees that Heller may file this agreement or a copy thereof as such UCC financing statement.

6.2. On any day when Client desires to have advances made in accordance with subsection 2.3, Client shall give Heller telephone notice of the requested advance by 12:00 p.m. Los Angeles time. Heller shall not incur any liability to Client for acting upon any telephonic notice that Heller believes in good faith to have been given by a duly authorized officer or other person authorized to request advances on Client's behalf or for otherwise acting in good faith under this subsection.

6.3. If any remittances are made directly to Client, its employees or agents on Export Accounts, Client agrees to act as trustee of an express trust for the benefit of Heller and the Import Factor, hold the same as Heller's and the Import Factor's property and deliver the same to Heller forthwith in kind. Heller, any Import Factor and/or their assignees and/or such designees as either of them may from time to time appoint are hereby appointed jointly and severally, as Client's attorney-in-fact to endorse Client's name on any and all checks, acceptances, drafts, bills, money orders or other forms of remittances received by Heller and/or an Import Factor on Export Accounts, where such endorsement is required to effect collection and to transmit notices to Buyers, in the name of Client or Heller or any Import Factor, that amounts owing by Buyers have been assigned and are payable directly to Heller and/or such Import Factor; this power, being coupled with an interest, is irrevocable.

6.4. Client shall permit Heller and any authorized representatives designated by Heller to visit and inspect any of the properties of Client, including financial and accounting records, and to make copies and take extracts therefrom and to discuss its affairs, finances, and business with its officers at such reasonable times during normal business hours and as often as may be reasonably requested. Heller may, at any time after default by Client hereunder, remove from Client's premises all such records, files and books relating to Export Accounts.

6.5. If Heller determines that the credit standing of a Buyer has deteriorated after Heller or an Import Factor have assumed the Credit Risk on an Export Account, Client agrees, at Heller's request, to exercise such rights as it may have to reclaim or stop the goods in transit, and Client hereby grants to Heller the right to take such steps in the name of Client or Heller.

6.6. Heller shall render a monthly statement of account to Client within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless written objection thereto is made within thirty (30) days from the date such statement is mailed.

6.7. Client will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Client will promptly furnish Heller with such statements prepared by or for Client showing Client's financial condition and the results of Client's operations as Heller requests verbally or by Written Notice, including without limitation: (i) as soon as available but not later than sixty (60) days after the end of each of Client's fiscal years and sixty (60) days after the end of the second quarter of each of Client's fiscal years, Client's balance sheet, income statement and the related statement of cash flows for and as at the end of, the portion of Client's fiscal year then elapsed and a statement of stockholder's equity for such period, reviewed by Client's independent certified public accountants and certified by Client to be prepared in accordance with generally accepted accounting principles and to fairly present Client's financial position and results of operations for such period; and (ii)as soon as available but not later than sixty (60) days after the end of the first and third quarters of each of Client's fiscal years, Client's balance sheet, income statement and the related statement of cash flows for and as at the end of, the portion of Client's fiscal year then elapsed and a statement of stockholder's equity for such period, compiled by Client's independent certified public accountants and certified by Client to fairly present Client's financial position and results of operations for such period. Client authorizes Heller to communicate directly with Client's independent certified public accountants and authorizes such accountants to discuss Client's financial condition and financial statements directly with Heller.

6.8. Client authorizes Heller to disclose such information as Heller deems appropriate to persons making credit inquiries about Client. Heller shall have the right to assign any Export Account purchased by it under this Agreement to any other Person.

SECTION 7.  COLLATERAL SECURITY

       As collateral security for all Obligations, Client hereby assigns and grants to Heller a continuing security interest in: (i) all presently existing and hereafter created Export Accounts; (ii) general intangibles with respect to Export Accounts; (iii) all monies, securities and other property now or hereafter held or received by, or in transit to Heller from or for Client, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all deposits and credit balances in Heller's possession; (iv) all returned, reclaimed or repossessed goods relating to Export Accounts and the documents evidencing or relating to such goods; (v) all books, records and other property at any time evidencing or relating to Export Accounts; and (vi) all proceeds of the foregoing including the proceeds of any insurance policies covering the foregoing. Recourse to the collateral security herein provided shall not be required, and Client shall at all times remain liable for the payment and performance of the Obligations, upon demand by Heller.

SECTION 8.  EVENTS OF DEFAULT

       The occurrence of any of the following acts or events shall constitute an Event of Default: (a) nonpayment of any of the Obligations when due;
       (b) failure to make any remittance required by this Agreement; (c) breach of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement, or of any present or future supplement or amendment hereto or of any other agreement between Heller and Client; (d) if Client becomes insolvent or unable to meet its debts as they mature; (e) the failure to pay when due any material obligations or liabilities owing by Client or any person or entity (including without limitation, any United States and state taxes); (f) the delivery to Heller of a false financial statement or if any representation, warranty, certification or other statements made by Client to Heller is false in any material respect; (g) if Client or a third party calls a meeting of Client's creditors; (h) commencement by or against Client of any bankruptcy proceeding, insolvency arrangement or similar proceeding;
       (i) suspension or discontinuance of business for any reason; (j) if a receiver or trustee of any kind is appointed for Client or any of its property; (k) if any guarantor of the Obligations shall become insolvent or have commenced by or against such guarantor any bankruptcy proceeding, insolvency arrangement or similar proceeding; (1) if any guaranty of Client's Obligations is terminated; (m) if any change of ownership occurs with respect to more than forty (40%) percent of Client's capital stock; (n) if a notice of lien, levy or assessment is filed of record or a levy, seizure or attachment occurs with respect to any Export Accounts or any other collateral in which Heller has been granted a security interest; (o) if the sale, lease, transfer or other disposition of all or substantially all of Client's property or assets, or the consolidation or merger with or into or with any corporation or entity without the prior written consent of Heller; (p) if there is a termination of, or the occurrence of an event of default under, that certain factoring agreement between Heller and Pacific Trim & Belt, Inc., dated January 7, 1988, or that certain factoring agreement between Heller and Tag-It, Inc., dated June 24, 1991, or if an event of default occurs under that certain factoring agreement between Heller and Western Findings, Inc. dated May 7, 1996;
       (q) if any default or termination occurs under that certain Manufacturing License Agreement between Guess ?, Inc. and Client dated March 1, 1996, or (r) if there is an Event of Default under that certain Domestic Collection Date Factoring Agreement dated as of the Effective Date between Client and Heller.

       Upon the occurrence of an Event of Default, Heller shall have the right to terminate this Agreement and all other arrangements existing between the parties forthwith and without notice, and the Obligations shall mature and become immediately due and payable and Heller shall have the right to withhold any further payments to Client until all Obligations have been paid in full. In addition Heller shall have all of the rights of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of any collateral in which Heller has a security interest and to dispose of same at public or private sale and Client will be liable for any deficiency. Heller shall not be required to proceed against any collateral but may proceed against Client directly.

       If either party to this Agreement shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment. For the purposes of this section, attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

SECTION 9.  TERM AND TERMINATION

       This Agreement shall continue in force and effect until terminated by either party hereto giving the other party not less than sixty (60) days prior written notice thereof; PROVIDED, HOWEVER, that this Agreement shall terminate automatically upon termination of the Collection Date Factoring Agreement dated as of the effective Date, by and between Client and Heller. Notice of termination shall be given as provided in
       Section 10; provided, however, that this Agreement shall not terminate so long as Client is indebted or obligated to Heller in connection with any other financing arrangements. Notwithstanding such notice of termination, the respective rights and obligations of the parties hereto arising out of transactions having their inception prior to the specified date of termination shall not be affected by such termination and all terms, provisions and conditions hereof, including but not limited to, the security interests hereinabove granted to Heller, shall continue in full force and effect until all Obligations have been paid in full. All of the indemnities, representations, warranties and covenants made by Client herein shall survive the termination of this Agreement.

SECTION 10.  MODIFICATIONS, WAIVERS, NOTICE AND MISCELLANEOUS PROVISIONS

       This Agreement may not be changed or terminated orally; it constitutes the entire agreement between the parties and shall be binding upon their respective successors and assigns, but may not be assigned by Client without Heller's prior written consent. No delay or failure on Heller's part in exercising any right, privilege, or option hereunder shall operate as a waiver thereof or of any other right, privilege or option. No waiver whatsoever shall be valid unless in writing, signed by Heller, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions shall not be affected, but shall remain in full force and effect. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction committed to make such a decision, the remaining terms and provisions will not be affected but will remain in full force and effect. Heller conducts business under California personal property broker license number 983 6725 and under California commercial finance lender license number 943 2108.

       Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Los Angeles time) or, if not, on the next succeeding Business Day;
       (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

       If to Client:              A.G.S. Stationery, Inc.
                                  3820 South Hill Street
                                  Los Angeles, CA 90037
                                  Telecopy No.: (213) 234-9598

       If to Heller:              HELLER FINANCIAL, INC.
                                  Attn: Portfolio Manager
                                  505 North Brand Boulevard
                                  Glendale, CA 91203
                                  Telecopy No.: 818/409-1659

       With a copy to:            HELLER FINANCIAL, INC.
                                  Attn: Legal Department
                                  505 North Brand Boulevard
                                  Glendale, CA 91203
                                  Telecopy No.: 818/548-4963

or to such other address as the party addressed shall have previously designated by written notice to the serving party.

SECTION 11.  GOVERNING LAW, VENUE AND WAIVER OF JURY

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. CLIENT HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA. IF CLIENT PRESENTLY IS, OR IN THE FUTURE BECOMES, A NON-RESIDENT OF THE STATE OF CALIFORNIA, CLIENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT IF SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO CLIENT, AT CLIENT'S ADDRESS APPEARING IN HELLER'S RECORDS AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID

WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 12.  DEFINITIONS

"Approved Account" -- An Export Account with respect to which Heller has issued a credit approval which has not subsequently been withdrawn.

"Approved Payment Date" -- The date which is (a) one hundred twenty (120) days after the due date for payment of an Approved Account if the Approved Account is an Export Account other than a Portuguese or Italian Account, or (b) 180 days after the due date of such Approved Account if it is a Portuguese or Italian Account.

"Base Rate" -- The rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association as its prime or base rate (or equivalent).

"Business Day" -- Any day excluding Saturday, Sunday and any day which is a legal holiday Under the laws of the States of Illinois, Pennsylvania or California or is a day on which banking institutions located in any such states are closed.

"Buyer" -- Any of Client's customers located outside of the United States of America that are obligated on the Export Accounts.

"Collected Amount" -- The amount received by Heller in payment of an Export Account.

"Collection Date" -- (a) if received prior to 12:00 p.m. (Los Angeles time)the date on which Heller receives payment of an Export Account in Glendale, California, or (b) if received after 12:00 p.m. (Los Angeles time) the next Business Day after which Heller receives payment of an Export Account in Glendale, California.

"Credit Risk" -- The risk that a Buyer will be financially unable to pay an Export Account at maturity, provided that the merchandise has been received and accepted by the Buyer without Dispute.

"Daily Balance" -- The outstanding balance of all advances made by Heller to Client or for Client's account in accordance with subsection 2.3 hereof less all amounts credited to Client's account in accordance with subsection 2.2 hereof.

"Delivery" -- The delivery of goods in accordance with the terms of same agreed to in writing between Client and Buyer, provided that if no such terms are specified in writing, delivery shall mean delivery at the Buyer's place of business.

"Dispute" -- A dispute or claim, bona fide or otherwise, as to price, terms, quantity, quality, delivery of goods or any cause or defense to payment whatsoever other than financial inability to pay.

"Effective Date" -- The date set forth below Heller's signature hereto.

"Export Accounts" -- All presently existing and hereafter created accounts, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Client arising or resulting from the sale of goods or the rendering of services by Client to Buyers, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including, but not limited to, the right of stoppage in transit, replevin and reclamation.

"GAAP" - Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

"Import Factor" -- The factor, with respect to a particular Export Account, with whom Heller has an interfactor agreement pursuant to which such factor has agreed to collect the Export Account and/or to assume the Credit Risk.

"Korean Customer" -- Any of Client's customers located in Korea.

"Net Amount" -- The gross amount of an Export Account less the discount offered by Client and taken by Heller.

"Non-Approved Account" -- An Export Account with respect to which Heller or an Import Factor has not issued a credit approval or has subsequently withdrawn a credit approval.

"Obligations" -- All loans, advances, debts, liabilities, obligations, covenants and duties owing by Client to Heller, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether under this Agreement, that certain International Factoring Agreement between Heller and Client dated as of the Effective Date, or any other agreement between Heller and Client, including, without limitation, Ledger Debt and indebtedness arising under any guaranty made by Client for Heller's benefit or issued by Heller on Client's behalf, including without limitation, those certain Guaranties dated as of the Effective Date and executed by Client with respect to obligations owing to Heller by (i) Pacific Trim & Bell, Inc.; (ii) Tag-it, Inc.; and (iii) Western Findings, Inc.

"Person" -- Any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government and agency and political subdivision thereof.

"Portuguese or Italian Account" -- An export Account arising from the sale of goods or the rendering of services by Client to a Buyer located in Portugal or Italy.

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the Effective Date.

HELLER FINANCIAL INC.                  A.G.S. STATIONERY, INC.


By:  /s/                               By: /s/ Colin Dyne
    -----------------------------          ---------------------------------
Title:  /s/ SRVP 8/6/96                Title:  President
       --------------------------             ------------------------------

Effective Date:  July __, 1996


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